CALIFORNIA INVESTMENT TRUST

                                EXHIBIT NO. (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                             (Tait, Weller & Baker)
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of California Investment Trust and to the use of our report dated October 1, 1998 on the financial statements and financial highlights of California Tax-Free Income Fund, California Insured Intermediate Fund, and California Tax-Free Money Market Fund. Each a series of shares of California Investment Trust. Such financial statements and financial highlights appear in the 1998 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

                                                      /s/ TAIT, WELLER & BAKER
                                                     ---------------------------
                                                         TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
October 28, 1998